UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2008

Great Lakes Dredge & Dock Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-33225	20-5336063
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

2122 York Road
Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(630) 574-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 — Other Events

On February 27, 2008, Great Lakes Dredge & Dock Corporation (the “Company”) issued a press release announcing that the Company’s 2008 Annual Meeting of Stockholders (“Annual Meeting”) will be held on May 14, 2008 at 10:00 A.M. at the Renaissance Hotel, 2100 Spring Road, Oak Brook, Illinois 60523.  The Company’s Board of Directors has set April 1, 2008 as the record date for the determination of stockholders entitled to vote at the Annual Meeting.

Any stockholder wishing to present a proposal to be included in the Company’s proxy materials or to be presented at the Annual Meeting must submit such stockholder proposal in writing to the attention of the Company’s Secretary at 2122 York Road, Oak Brook, Illinois 60523, and such stockholder proposal must be received no later than March 10, 2008.  Any stockholder proposal must be submitted in accordance with the Company’s Bylaws and must be related to matters appropriate for stockholder action and be consistent with the rules and regulations of the Securities and Exchange Commission (including Rule 14a-8 of the Securities Exchange Act of 1934) relating to stockholders’ proposals in order to be considered for inclusion in the Company’s proxy materials for that meeting.  Submitting a stockholder proposal does not guarantee that such stockholder proposal will be included in the Company’s proxy materials.

The matters to be discussed at the Annual Meeting are described in more detail in the press release regarding the same, furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01 — Financial Statements and Exhibits

(d)           Exhibits

The following exhibit is furnished herewith:

99.1                           Press Release of Great Lakes Dredge & Dock Corporation dated February 27, 2008 announcing its Annual Meeting of Stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT LAKES DREDGE & DOCK CORPORATION

/s/ Deborah A. Wensel
Date:	February 27, 2008	Deborah A. Wensel
Senior Vice President
and Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit

99.1	Press Release of Great Lakes Dredge & Dock Corporation dated February 27, 2008 announcing its Annual Meeting of Stockholders.